CONSENT OF INDEPENDENT PETROLEUM ENGINEER

      As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Registration Statement on Form S-3 by Quest Resource Corporation and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2005.




/s/ Cawley and Gillespie & Associates, Inc.
-------------------------------------------
Cawley and Gillespie & Associates, Inc.
Petroleum Engineers

Ft. Worth, Texas
January 17, 2007